EXHIBIT 99.1

ADTRAN, Inc. Reports Earnings for the Fourth Quarter 2019 and Declares Quarterly Cash Dividend

February 5, 2020

HUNTSVILLE, Ala. — (BUSINESS WIRE) — February 5, 2020 -- ADTRAN, Inc. (NASDAQ:ADTN) (“ADTRAN” or the “Company”) today announced financial results for the fourth quarter 2019. For the quarter, revenue was $115.8 million compared to $140.1 million for the fourth quarter of 2018. Earnings for the fourth quarter of 2019 were a net loss of $12.7 million compared to a net loss of $8.4 million for the fourth quarter of 2018. Earnings per share was a loss of $0.26 per share compared to a loss of $0.18 per share for the fourth quarter of 2018. Non-GAAP earnings were a net loss of $3.2 million compared to a non-GAAP net loss of $5.8 million for the fourth quarter of 2018. Non-GAAP earnings per share was a loss of $0.07 per share compared to a non-GAAP loss of $0.12 per share for the fourth quarter of 2018. Non-GAAP net loss and non-GAAP loss per share exclude stock-based compensation expense, acquisition related amortizations and other expenses, restructuring expenses, amortization of pension actuarial losses, valuation allowance related to our deferred tax assets, asset impairments, gain on bargain purchase of a business and certain other contingencies and the reimbursement from a claim settlement. The reconciliation between GAAP net loss and loss per share to non-GAAP net loss and non-GAAP loss per share is set forth in the table provided below.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “While the U.S. market remains challenging, we saw a solid performance in our international business. We continue to see activity building around our 10G PON and fiber extension solutions across all geographies we serve, most notably in Europe. We believe we are at the beginning of a significant investment cycle for fiber deployment driven by technology advancements, regulatory influences and vendor disruption.”

The Company also announced that its Board of Directors declared a cash dividend for the fourth quarter of 2019. The quarterly cash dividend is $0.09 per common share to be paid to the Company’s stockholders of record as of the close of business on February 20, 2020. The payment date will be March 5, 2020.

The Company confirmed that it will hold a conference call to discuss its fourth quarter results on Thursday, February 6, 2020, at 9:30 a.m. Central Time. ADTRAN will webcast this conference call. To listen, visit the Investor Relations site at www.investors.adtran.com approximately ten minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call, as well as the text of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit www.investors.adtran.com or email at investor.relations@adtran.com.

At ADTRAN, we believe amazing things happen when people connect. From the cloud edge to the subscriber edge, we help communications service providers around the world manage and scale services that connect people, places and things to advance human progress. Whether rural or urban, domestic or international, telco or cable, enterprise or residential—ADTRAN solutions optimize existing technology infrastructures and create new, multi-gigabit platforms that leverage cloud economics, data analytics, machine learning and open ecosystems—the future of global networking. Find more at ADTRAN.com, LinkedIn and Twitter.

This press release contains forward-looking statements, generally identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions, which forward-looking statements reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K and Form 10-K/A for the year ended December 31, 2018 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

To provide additional transparency, we have disclosed in the table below non-GAAP operating loss, which has been reconciled to operating loss, and non-GAAP net loss and non-GAAP earnings (loss) per share - basic and diluted, which have been reconciled to net loss and loss per share - basic and diluted, in each case as reported based on Generally Accepted Accounting Principles in the United States (U.S. GAAP). These non-GAAP financial measures exclude certain items which management believes are not reflective of the ongoing operating performance of the business. We believe this information is useful in providing period-to-period comparisons of the results of our ongoing operations. Additionally, these measures are used by management in our ongoing planning and annual budgeting processes. The presentation of non-GAAP operating loss, non-GAAP net loss and non-GAAP loss per share – basic and diluted, when combined with the U.S. GAAP presentation of operating loss, net loss, and net loss per share – basic and diluted, is beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, U.S. GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under U.S. GAAP. Additionally, our calculation of non-GAAP operating loss, non-GAAP net loss and non-GAAP loss per share - basic and diluted may not be comparable to similar measures calculated by other companies.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$76,215	$105,504
Short-term investments	30,801	3,246
Accounts receivable, net	90,531	99,385
Other receivables	16,566	36,699
Inventory, net	97,987	99,848
Prepaid expenses and other current assets	7,892	10,744
Total Current Assets	319,992	355,426

Property, plant and equipment, net	73,708	80,635
Deferred tax assets, net	7,561	37,187
Goodwill	6,968	7,106
Intangibles, net	27,821	33,183
Other non-current assets	14,261	5,668
Long-term investments	94,489	108,822
Total Assets	$544,800	$628,027

Liabilities and Stockholders' Equity
Accounts payable	$44,552	$60,054
Bonds payable	24,600	1,000
Unearned revenue	11,963	17,940
Accrued expenses	13,876	11,746
Accrued wages and benefits	14,929	14,752
Income tax payable, net	3,512	12,518
Total Current Liabilities	113,432	118,010

Non-current unearned revenue	6,012	5,296
Other non-current liabilities	45,969	33,842
Bonds payable	—	24,600
Total Liabilities	165,413	181,748

Stockholders' Equity	379,387	446,279

Total Liabilities and Stockholders' Equity	$544,800	$628,027

Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Sales
Products	$96,219	$116,873	$455,226	$458,232
Services	19,568	23,215	74,835	71,045
Total Sales	115,787	140,088	530,061	529,277
Cost of sales
Products	56,481	70,745	263,834	278,929
Services	12,260	13,955	47,223	46,783
Total Cost of Sales	68,741	84,700	311,057	325,712
Gross Profit	47,046	55,388	219,004	203,565
Selling, general and administrative expenses	30,934	28,079	130,597	124,440
Research and development expenses	31,221	31,092	126,767	124,547
Asset impairments	—	—	3,872	—
Gain on contingency	—	—	(1,230)	—
Operating Loss	(15,109)	(3,783)	(41,002)	(45,422)
Interest and dividend income	872	1,422	2,765	4,026
Interest expense	(129)	(135)	(511)	(533)
Net investment gain (loss)	3,239	(9,450)	11,434	(4,050)
Other income (expense), net	(768)	1,359	1,498	1,286
Gain on bargain purchase of a business	—	—	—	11,322
Loss Before Income Taxes	(11,895)	(10,587)	(25,816)	(33,371)
Income tax (expense) benefit	(768)	2,140	(28,205)	14,029
Net Loss	$(12,663)	$(8,447)	$(54,021)	$(19,342)

Weighted average shares outstanding – basic	47,936	47,730	47,836	47,880
Weighted average shares outstanding – diluted	47,936	47,730	47,836	47,880

Loss per common share – basic	$(0.26)	$(0.18)	$(1.13)	$(0.40)
Loss per common share – diluted	$(0.26)	$(0.18)	$(1.13)	$(0.40)

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Twelve Months Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(54,021)	$(19,342)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,771	15,891
Asset impairments	3,872	—
Amortization of net discount on available-for-sale investments	(100)	(50)
Net (gain) loss on long-term investments	(11,434)	4,050
Net (gain) loss on disposal of property, plant and equipment	67	67
Gain on bargain purchase of a business	—	(11,322)
Gain on contingency payment	(1,230)	—
Gain on life insurance proceeds	(1,000)	—
Stock-based compensation expense	6,962	7,155
Deferred income taxes	30,070	(17,257)
Change in operating assets and liabilities:
Accounts receivable, net	8,282	49,200
Other receivables	20,046	(8,522)
Inventory, net	1,571	24,192
Prepaid expenses and other assets	5,180	10,727
Accounts payable, net	(13,813)	(3,799)
Accrued expenses and other liabilities	(3,559)	(3,226)
Income taxes payable	(8,705)	7,690
Net cash provided by (used in) operating activities	(41)	55,454

Cash flows from investing activities:
Purchases of property, plant and equipment	(9,494)	(8,110)
Proceeds from sales and maturities of available-for-sale investments	47,268	153,649
Purchases of available-for-sale investments	(48,578)	(123,209)
Life insurance proceeds received	1,000	—
Acquisition of business, net of cash acquired	13	(22,045)
Net cash provided by (used in) investing activities	(9,791)	285

Cash flows from financing activities:
Proceeds from stock option exercises	526	1,483
Purchases of treasury stock	(184)	(15,532)
Dividend payments	(17,212)	(17,267)
Payments on long-term debt	(1,000)	(1,100)
Net cash used in financing activities	(17,870)	(32,416)
Net increase (decrease) in cash and cash equivalents	(27,702)	23,323
Effect of exchange rate changes	(1,587)	(4,252)
Cash and cash equivalents, beginning of year	105,504	86,433

Cash and cash equivalents, end of year	$76,215	$105,504

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$512	$534
Cash paid during the year for income taxes	$9,357	$4,104
Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$90	$62
Contingent payment	$—	$1,230

Supplemental Information

Reconciliation of Operating Loss to Non-GAAP Operating Loss

(Unaudited)

	Three Months ended December 31,				Twelve Months ended December 31,
	2019		2018		2019		2018
Operating Loss	$(15,109)		$(3,783)		$(41,002)		$(45,422)
Acquisition related expenses, amortizations and adjustments	1,357	(1)	1,433	(5)	5,703	(8)	4,084	(14)
Stock-based compensation expense	1,778	(2)	1,912	(6)	6,962	(9)	7,155	(15)
Restructuring expenses	1,356	(3)	25	(7)	6,014	(10)	7,261	(16)
Deferred compensation income (expense)	536	(4)	(3,739)	(4)	2,767	(4)	(3,119)	(4)
Asset impairments	—		—		3,872	(11)	—
Gain on contingency	—		—		(1,230)	(12)	—
Settlement income	—		—		(746)	(13)	—
Non-GAAP Operating Loss	$(10,082)		$(4,152)		$(17,660)		$(30,041)

(1) $0.4 million is included in total cost of sales, $0.5 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the consolidated statements of income.

(2) $0.1 million is included in total cost of sales, $1.0 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(3) $0.3 million is included in selling, general and administrative expenses and $1.1 million is included in research and development expenses on the consolidated statements of income.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN, Inc. Deferred Compensation Program for Employees (as amended and restated as of June 1, 2010) per ASU 2016-01, all of which is included in selling, general and administrative expenses on the consolidated statement of income.

(5) $0.5 million is included in total cost of sales, $0.6 million is included in selling, general and administrative expenses and $0.3 million is included in research and development expenses on the consolidated statements of income.

(6) $0.1 million is included in total cost of sales, $1.1 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the consolidated statements of income.

(7) $0.1 million is included in selling, general and administrative expenses on the consolidated statements of income.

(8) $1.7 million is included in total cost of sales, $2.1 million is included in selling, general and administrative expenses and $1.9 million is included in research and development expenses on the consolidated statements of income.

(9) $0.4 million is included in total cost of sales, $3.9 million is included in selling, general and administrative expenses and $2.7 million is included in research and development expenses on the consolidated statements of income.

(10) $0.8 million is included in total cost of sales, $2.3 million is included in selling, general and administrative expenses and $2.9 million is included in research and development expenses on the consolidated statements of income.

(11) Includes abandonment of certain information technology projects.

(12) Includes gain related to unearned contingent liabilities recognized upon the acquisition of a business in November 2018.

(13) Includes income related to certain freight forwarder claim settlements which were received during the three months ended June 30, 2019, all of which is included in total cost of sales on the consolidated statements of income.

(14) $1.4 million is included in total cost of sales, $1.5 million is included in selling, general and administrative expenses and $1.2 million is included in research and development expenses on the consolidated statements of income.

(15) $0.4 million is included in total cost of sales, $4.0 million is included in selling, general and administrative expenses and $2.8 million is included in research and development expenses on the consolidated statements of income.

(16) $2.8 million is included in total cost of sales, $2.7 million is included in selling, general and administrative expenses and $1.8 million is included in research and development expenses on the consolidated statements of income.

Supplemental Information

Reconciliation of Net Loss and Loss per Common Share – Basic and Diluted to Non-GAAP

Net Income (Loss) and Non-GAAP Earnings (Loss) per Common Share – Basic and Diluted

(Unaudited)

	Three Months ended December 31,		Twelve Months ended December 31,
	2019	2018	2019	2018
Net Loss	$(12,663)	$(8,447)	$(54,021)	$(19,342)
Acquisition related expenses, amortizations and adjustments	1,357	1,433	5,703	4,084
Stock-based compensation expense	1,778	1,912	6,962	7,155
Restructuring expenses	1,356	25	6,014	7,261
Pension expense(1)	195	59	795	247
Valuation allowance	5,993	—	43,048	—
Asset impairments	—	—	3,872	—
Gain on contingency	—	—	(1,230)	—
Settlement income	—	—	(746)	—
Gain on bargain purchase of a business	—	—	—	(11,322)
Tax effect of adjustments to net income (loss)	(1,252)	(818)	(5,674)	(4,476)
Non-GAAP Net Income (Loss)	$(3,236)	$(5,836)	$4,723	$(16,393)

Weighted average shares outstanding – basic	47,936	47,730	47,836	47,880
Weighted average shares outstanding – diluted	47,936	47,730	47,836	47,880

Loss per common share - basic	$(0.26)	$(0.18)	$(1.13)	$(0.40)
Loss per common share - diluted	$(0.26)	$(0.18)	$(1.13)	$(0.40)

Non-GAAP earnings (loss) per common share - basic	$(0.07)	$(0.12)	$0.10	$(0.34)
Non-GAAP earnings (loss) per common share - diluted	$(0.07)	$(0.12)	$0.10	$(0.34)

(1) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.